Exhibit 10.3

RETAINED SHARE AGREEMENT

RETAINED SHARE AGREEMENT (this “Agreement”), dated as of November 24, 1999, by and among Big Flower Holdings, Inc., a Delaware corporation (the “Company,” which term shall, in the context of employment with the Company, also refer to any direct or indirect subsidiaries thereof), Thomas H. Lee Equity Fund IV, L.P. (the “Sponsor”) and Donald E. Roland (the “Purchaser”), who is presently an officer, member of management or key employee of the Company.

WHEREAS, the Company has previously issued options (the “BFH Options”) to purchase common stock, par value $.01 per share, of the Company to certain officers, members of management, key employees, consultants and advisors of the Company and certain of its direct or indirect subsidiaries, and the Company hereby offers to the Purchaser and may offer to certain other officers, members of management and key employees of the Company and certain of its direct or indirect subsidiaries, (the “Other Purchasers”) the opportunity to exercise their respective BFH Options (or a portion thereof) and, upon payment of the requisite exercise price therefor, will issue shares (the “Shares”) of common stock, $.01 par value, of the Company (the “Common Stock”), which Shares, upon execution of this Agreement, shall be deemed Retained Shares as defined in the Merger Agreement (as defined below), on the terms and conditions set forth herein; and

WHEREAS, this Agreement is one of several Retained Share Agreements (such Retained Share Agreements with the Other Purchasers, the “Other Purchasers’ Agreements”), that have been and are being entered into by the Company with the Purchaser and the Other Purchasers.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.                             Certain Definitions.

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

Agreement. The term “Agreement” shall have the meaning ascribed to it in the preamble hereto.

Allotment. The term “Allotment” shall have the meaning ascribed to it in Section 7.1.

BFH Options. The term “BFH Options” shall have the meaning ascribed to it in the first “Whereas” clause.

Common Stock. The term “Common Stock” shall have the meaning ascribed to it in the first “Whereas” clause.

Company. The term “Company” shall have the meaning ascribed to it in the preamble hereto.

Disability. The term “Disability” of the Purchaser shall mean the inability of the Purchaser to perform substantially Purchaser’s duties and responsibilities to the Company or any subsidiary of the Company by reason of a physical or mental disability or infirmity for a continuous period of three months. The date of such Disability shall be the earlier of (x) last day of such three-month period or (y) the day on which the Purchaser submits to the Company medical evidence of such Disability reasonably satisfactory to the Company.

Exchange. The term “Exchange” shall mean the principal stock exchange, including the Nasdaq Stock Market, on which the Common Stock is listed or approved for listing.

Fair Market Value. The term “Fair Market Value” used in connection with the value of Shares shall mean the fair market value thereof as determined by the Board of Directors of the Company in its reasonable discretion after considering any valuations of the Company or any subsidiary of the Company which have been received by the Company or any subsidiary of the Company or the trustee of any benefit plan of the Company or any diary of the Company during the preceding 12 months; provided, however, that if there is a Minimum Public Float, the term “Fair Market Value” shall mean (x) the average of the daily closing prices, or the average of the daily bid and asked prices (as the case may be), per share of Common Stock for the 20 trading days immediately preceding the date of termination of the Purchaser’s employment with the Company multiplied by (y) the number of shares of Common Stock being purchased and sold.

Liquidation Event. The term “Liquidation Event” shall mean (1) a public offering of the Common Stock registered pursuant to the Securities Act where there is a Minimum Public Float immediately following such offering, (2) a merger or other business combination or recapitalization whereby the Common Stock is exchanged for cash and/or publicly traded equity or debt securities in another entity or a combination of cash and other non-publicly traded equity or debt securities where cash constitutes at least a majority of the consideration to be received in such merger, business combination or recapitalization or (3) a sale or other disposition of all or substantially all of the Company’s assets to another entity, for cash and/or publicly traded equity or debt securities of another entity or a combination of cash and other non-publicly traded equity or debt securities where cash constitutes at least a majority of the proceeds of such sale or disposition, in each case, other than to the Company, any subsidiary of the Company, or any entity controlled by the ultimate control persons of the Company.

Merger. The term “Merger” shall mean the Merger of BFH Merger Corp. with and into the Company as contemplated by the Merger Agreement.

Merger Agreement. The term “Merger Agreement” shall mean that certain Amended and Restated Agreement and Plan of Merger dated as of October 11, 1999, between BFH Merger Corp. and the Company, as amended and supplemented from time to time.

Minimum Public Float. The term “Minimum Public Float” shall mean the circumstances existing when (i) the consummation of one or more public offerings registered pursuant to the Securities Act of shares of Common Stock if, upon such consummation, the aggregate number of shares of Common Stock held by the public represents at least 20% of the total number of outstanding shares of Common Stock at the time of such public offering and (ii) the Common Stock is listed on an Exchange.

Option Exercise Price. The term “Option Exercise Price” shall have the meaning ascribed to it in action 2.1(a).

Other Purchasers. The term “Other Purchasers” shall have the meaning ascribed to it in the first “Whereas” clause.

Other Purchasers’ Agreements. The term “Other Purchasers’ Agreements” shall have the meaning ascribed to it in the second “Whereas” clause.

Participants. The term “Participants” shall have the meaning ascribed to it in Section 7.1.

Permitted Transferee. The term “Permitted Transferee” shall have the meaning ascribed to it in Section 4.2.

Person. The term “person” shall mean any individual, group, corporation, limited liability company, partnership, trust, unincorporated organization or government or political department or agency thereof or other entity.

Purchaser. The term “Purchaser” shall have the meaning ascribed to it in the preamble hereto.

Purchaser’s Donee’s Estate. The term “Purchaser’s Donee’s Estate” shall have the meaning ascribed to it in Section 4.2(d).

Purchaser’s Donee. The term “Purchaser’s Donee” shall have the meaning ascribed to it in Section 4.2(d).

Purchaser’s Estate. The term “Purchaser’s Estate” shall have the meaning ascribed to it in Section 4.2(b).

Purchaser’s Group. The term “Purchaser’s Group” shall have the meaning ascribed to it in Section 5.1.

Purchaser’s Trust. The term “Purchaser’s Trust” shall have the meaning ascribed to it in Section 4.2(c).

Retirement. The term “Retirement” shall mean, with respect to the Purchaser, the Purchaser’s retirement as an employee of the Company as determined by the applicable policy of the Company or subsidiary of the Company which employs the Purchaser or, if no such policy exists, then upon the Purchaser reaching age 65, provided that the Purchaser has at least three years of continuous service with the Company or such subsidiary following the Closing Date.

SEC. The term “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

Shares. The term “Shares” shall have the meaning ascribed to it in the first “Whereas” clause.

Sponsor. The term “Sponsor” shall have the meaning ascribed to it in the preamble hereto.

Tag-Along Notice. The term “Tag-Along Notice” shall have the meaning ascribed to it in Section 7.1.

Tag-Along Transfer. The term “Tag-Along Transfer” shall have the meaning ascribed to it in Section 7.1.

Third Party. The term “Third Party” shall mean any person or entity excluding each of the following: (a) the Purchaser, the Other Purchasers and their respective Permitted Transferees; (b) the Company, and its subsidiaries or affiliates; and (c) the principal beneficial owners of the Company and their respective affiliates.

Transfer. The term “Transfer,” when used with respect to the Shares, shall mean any sale, transfer, assignment, pledge, hypothecation, encumbrance or other disposition thereof.

Transfer Date. The term “Transfer Date” shall have the meaning ascribed to it in Section 7.1.

Violation. The term “Violation” shall have the meaning ascribed to it in Section 6.1.

2.             Exercise of BFH Options.

2.1           (a)           Exercise of BFH Options. Upon the exercise of the Purchaser’s BFH Options in accordance with its terms and payment of the exercise price set forth in such BFH Options (the “Option Exercise Price”) and subject to the terms and conditions set forth in this Agreement, the Company shall issue that number of Shares as set forth in the BFH Options being exercised for which the Option Exercise Price is properly tendered, which Shares received upon such exercise shall be deemed to be Retained Shares (as defined in the Merger Agreement) upon consummation of the Merger. In the event the Merger is not consummated, the Purchaser shall be deemed to have exercised such BFH Options in accordance with its terms and this Agreement shall be void and of no further force and effect.

(b)           Redemption Upon Exchange Offer. At any time that the Company offers to the Purchaser to exchange the Shares for securities in the subsidiary by which the Purchaser is employed, the Purchaser shall have the right, on one occasion, during the 10-day period after commencement of such offer to exchange, to sell to the Company any or all of the Shares then held by the Purchaser or the Purchaser’s Group at a price per Share equal to $31.50. The Company shall be required to purchase such Shares at such price, subject to Section 6 hereof.

2.2           The Issuance of Shares. The issuance of Shares as set forth herein shall take place as soon as practicable after the exercise of the BFH Options and payment of the Option Exercise Price.

2.3           Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)           the Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and upon the Closing Date, this Agreement will be, duly authorized, executed and delivered by the Company and when executed and delivered by the Purchaser, this Agreement will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity);

(b)           the Shares to be issued to the Purchaser, when issued in accordance with this Agreement, will be duly and validly issued and fully paid and nonassessable; and

(c)           the execution, delivery and performance of this Agreement by the Company will not conflict with the Company’s Certificate of Incorporation or Bylaws or result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound.

2.4           Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

(a)           the Purchaser has all requisite power and authority to enter into this Agreement and to perform the obligations required to be performed by the Purchaser hereunder, and upon the Closing Date, this Agreement will be, duly executed and delivered by the Purchaser, and, when executed and delivered by the Company, this Agreement will be, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity);

(b)           at prior to the Closing, the Purchaser will have exercised the BFH Options in the state indicated on Schedule I; the address set forth on Schedule I for the Purchaser is the address where the Purchaser is a resident and domiciliary (not a temporary or transient resident); and the Purchaser is a citizen of the

United States or such other jurisdiction as set forth on Schedule I and is not acquiring the Shares as an agent or otherwise for any other person; and

(c)           the Purchaser has good and marketable title to the BFH Options, which are free and clear of any and all liens, claims or encumbrances of any nature whatsoever (whether absolute, accrued, contingent or otherwise).

3.             Investment Representations of the Purchaser.

3.1           Investment Intent. The Purchaser hereby represents and warrants that the Purchaser is acquiring the Shares for investment solely for the Purchaser’s own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof,

3.2           Additional Investment Representations. The Purchaser further acknowledges and represents and warrants that:

(a)           no Federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of this investment;

(b)           the Purchaser understands that the Shares are a speculative investment which involve a high degree of risk of loss of the Purchaser’s investment therein, there are substantial restrictions on the transferability of the Shares, and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Shares and, accordingly, it may not be possible for the Purchaser to liquidate the Purchaser’s investment in case of emergency, if at all;

(c)           the Purchaser has received and carefully reviewed (i) this Agreement, and other information provided to the Purchaser upon such Purchaser’s request, and the Purchaser understands and has taken cognizance of the risks related to the purchase of the Shares, and no representations or warranties have been made to the Purchaser concerning the Shares or the Company and its prospects, subsidiaries or other matters except as set forth in this Agreement;

(d)           the Purchaser has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company concerning the terms and conditions of the purchase of the Shares and to obtain any additional information requested by the Purchaser;

(e)           the Purchaser is an officer, member of management or key employee of the Company or one of its direct or indirect subsidiaries and as such has a high level of familiarity with the business, operations, financial condition and prospects of the Company and its subsidiaries; and

(f)            the Purchaser has sufficient available financial resources to provide adequately for the Purchaser’s needs currently and in the future, including possible personal contingencies, and can bear the economic risk of a complete loss of the Purchaser’s investment hereunder without materially affecting the Purchaser’s financial condition.

4.             Restrictions on Transfer.

4.1           General Restrictions on Transfer, (a) The Purchaser agrees that until a Liquidation Event occurs neither the Purchaser nor any of the Purchaser’s Permitted Transferees will Transfer any Shares except as permitted by Sections 4.2 or 5 hereof. Prior to recognizing or permitting any proposed Transfer, the Company may require the Purchaser or any of the Purchaser’s Permitted Transferees to deliver such opinions of counsel and other documents as the Company deems reasonably necessary in connection with such proposed Transfer. No Transfer of Shares in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

(b)           The provisions of this Sections 4.1 shall not apply to any Transfers of Common Stock in a registered public offering, in an open market sale pursuant to Rule 144 under the Securities Act or after a Liquidation Event occurs.

4.2           Certain Permitted Transfers of Shares. Notwithstanding Section 4.1 hereof, any of the following Transfers of Shares shall be deemed to be in compliance with this Agreement and no opinion of counsel as to the availability of an exemption under the Securities Act will be required in connection therewith; provided, however, that no Transfer of Shares pursuant to this Section 4.2 (other than a Transfer to the Company) shall be given effect on the books of the Company unless and until such Permitted Transferee agrees in writing with the Company to become bound by all the terms of this Agreement:

(a)           Transfer made to the Company, any direct or indirect subsidiary of the Company or any of their respective affiliates;

(b)           a Transfer upon the death of the Purchaser to the Purchaser’s executors, administrators, testamentary trustees, legatees or beneficiaries (the “Purchaser’s Estate”);

(c)           a Transfer made in compliance with federal and all applicable state securities laws to a trust, the beneficiaries of which include only the Purchaser and the Purchaser’s spouse, siblings, or direct lineal ancestors or descendants (a “Purchaser’s Trust”);

(d)           a Transfer made as a gift to the Purchaser’s spouse or lineal descendants (a “Purchaser’s Donee”) and, upon the death of a Purchaser’s Donee, to his or her executors, administrators, testamentary trustees, legatees or beneficiaries (a “Purchaser’s Donee’s Estate”); and

(e)           a Transfer made pursuant to a court order in connection with a divorce proceeding.

Each of the foregoing persons described in subclauses (a) through (e) above are referred to herein a “Permitted Transferee.” Any Permitted Transferee may further Transfer any Shares to any other Permitted Transferee of the Purchaser (including Transfers back to the Purchaser); provided that no such Transfer shall be made to a Permitted Transferee (or the Purchaser) hereunder (whether by the Purchaser or another Permitted Transferee) unless and until such Permitted Transferee (or, in the event of Transfers back to the Purchaser, the Purchaser) shall agree in writing, in form and substance satisfactory to the Company, to become bound by all the terms of this Agreement.

4.3           Rule 144. If any Shares held by the Purchaser are disposed of in accordance with Rule 144 under the Securities Act or otherwise, the Purchaser shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition in accordance with Rule 144, an executed copy of Form 144 required to be filed with the SEC (if required by Rule 144).

4.4           Legend. (a) Each certificate representing the Shares shall bear substantially the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF A RETAINED SHARE AGREEMENT DATED AS OF NOVEMBER    , 1999 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WHICH WILL BE MAILED TO A STOCKHOLDER WITHOUT CHARGE PROMPTLY AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR FROM SUCH STOCKHOLDER).

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.

(b)           A notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

5.             Certain Sales Upon Termination of Employment.

5.1           Put. (a) If the Purchaser’s employment with the Company is terminated by either the Purchaser or the Company due to Retirement, Disability or death of the Purchaser, and there is no Minimum Public Float at the time of such Retirement, Disability or death, each of the Purchaser and the Purchaser’s Permitted Transferees (hereinafter sometimes collectively referred to as the “Purchaser’s Group”) shall have the right (subject to Section 6 hereof) for 90 days after the date of termination of such employment, to sell to the Company, on one occasion for the Purchaser’s Group, any or all of the Shares then held by the Purchaser’s Group at the price set forth in Section 5.3 and the Company shall be required to purchase (subject to Section 6 hereof) such Shares at such price.

(b)           Each member of the Purchaser’s Group who desires to sell any or all of its Shares shall, not later than 90 days after the date of termination of employment, send to the Company written notice of the Purchaser’s Group’s intention to sell Shares pursuant to this Section 5.1, specifying the number of Shares to be sold. The closing of the purchase shall take place at the principal office of the Company within 10 days after the giving of such notice as designated in writing by the Company.

(c)           If the Purchaser or the Purchaser’s Permitted Transferees do not exercise the put right pursuant to this Section 5.1, then upon expiration of such 90-day period, the Company shall have a call right with respect to such Shares held by the Purchaser and the Purchaser’s Group for a period of 30 days exercisable upon notice to the Purchaser or the Purchaser’s Group that the Closing will take place at the principal office of the Company within 10 days after the giving of such notice.

5.2          Call. (a) Subject to Section 5.3, if the Purchaser’s employment with the Company is terminated by either the Purchaser or the Company for any reason other than Retirement, Disability or death of the Purchaser, the Company shall have the right and option to purchase, for 90 days after the date of termination of such employment, any or all of the Shares then held by the Purchaser and the Purchaser’s Group, at the price set forth in Section 5.3.

(b)           If the Company desires to exercise its option to purchase any Shares pursuant to this Section 5.2, the Company shall, not later than 90 days after the date of such termination of employment, send to the Purchaser written notice of its intention to purchase Shares pursuant to this Section 5.2, specifying the number of Shares to be purchased. The closing of the purchase shall take place at the principal office of the Company within 10 days after the giving of such notice.

5.3           Purchase Price to Be Paid by Company. The purchase price to be paid by the Company upon exercise of a put or call right as set forth in Section 5.1 or 5.2 shall be the Fair Market Value of such Shares determined as of the date the notice of such exercise is first given; provided, however, that if the Employee is terminated for cause (as defined in the Purchaser’s employment agreement with the Company in effect at such time or as determined by the board of directors of the entity by which the Purchaser is employed), then the purchase price to be paid by the Company under Section 5.2 shall be the lesser of the Fair Market Value and the original cost of such Shares paid by the Purchaser hereunder (i.e., the Option Exercise Price).

5.4           Obligation to Sell. If there is more than one member of the Purchaser’s Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company shall not excuse, or constitute a waiver of its rights against, the defaulting member.

6.             Certain Limitations on the Company’s Obligations to Purchase Shares.

6.1           Limitation on Purchases. (a) The Company shall not be obligated to purchase any Shares at any time pursuant to Section 2.1(b), 4 or 5 hereof, regardless of whether it has delivered a notice of its election to purchase any such Shares, to the extent that the purchase of such Shares (together with any other purchases of Common Stock, rights or other securities of the Company pursuant to Section 2.1(b), 4 or 5 hereof, or pursuant to the Other Purchasers’ Agreements, of which the Company has at such time been given or has given notice) would conflict with or result in a violation of, any law, rule, regulation, policy, guideline, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries or any of its or their properties or assets or result in a default (or require the consent of any Third Party in order to avoid a default) under any material contract, deed, mortgage, trust, financing or credit agreement, arrangement or agreement of the Company or any of its subsidiaries (any of such results described in (i) or (ii) being sometimes hereinafter referred to as a “Violation”). The Company shall purchase such Shares as promptly as practicable upon determining that such purchase would not be a Violation.

(b)           If at any time consummation of all purchases by the Company of Shares, rights and other securities of the Company pursuant to Section 2.1(b), 4 or 5 hereof, or pursuant to the Other Purchasers’ Agreements, is prohibited pursuant to Section 6.1(a), then the Company shall purchase from the members of the Purchaser’s Group desiring or obligated to sell to the Company the Shares pursuant to this Agreement and from the other persons having the right or obligation to sell the Shares, rights and other securities of the Company pursuant to this Agreement, or pursuant to the Other Purchasers’ Agreements, the maximum number of Shares, rights and other securities which it is able to purchase without a Violation resulting. If any Violation would result from the purchase of any Shares, rights or other securities of the Company, the Board of Directors of the Company, in its sole discretion, may determine priorities among members of the Purchaser’s Group and the other persons having the right or obligation to sell Shares, rights or other securities of the Company, as the case may be, taking into account contractual obligations and relative hardship and such other factors as it deems relevant, and, without limiting the generality of the foregoing, may purchase from any such member or person less than all the Shares, rights or other securities of the Company which such member or person has elected or is obligated to sell to the Company or the Company is obligated to purchase.

(i)

(c)           Any Shares which the Company is obligated to purchase pursuant to Section 2. l(b), 4 or 5, but which in accordance with Section 6.1(a) or Section 6.2 hereof are not purchased at the applicable time provided in Section 2. l(b), 4 or 5 hereof, shall be purchased by the Company on the tenth day after such date or dates that the Company learns that (after taking into account any purchases of Shares, rights or other securities of the Company, to be made at such time pursuant to the Other Purchasers’ Agreements or otherwise) it is no longer permitted to defer purchasing such securities under Section 6.1(a) hereof at the relevant purchase price set forth in Section 2.1(b), 4 or 5 hereof, and the Company shall give the Purchaser seven days prior notice of any such purchase.

6.2           Payment for Shares. The purchase price of Shares purchased by the Company pursuant to Section 4 or 5 hereof will be paid to the extent such payment would not result in a Violation, by the Company’s delivery of a bank cashier’s check or certified check for the remainder of the purchase price, if any.

7.             Tag-Along Rights.

7.1           Tag-Along Rights. After the occurrence of a Liquidation Event, subject to Section 7.2, the Sponsor agrees that the Purchaser shall be afforded the opportunity to participate in sales by the Sponsor to a Third Party of all or substantially all of the shares of Common Stock of the Company then held by the Sponsor and its affiliates (any such sale, a “Tag-Along Transfer”). As soon as practicable after the time any Tag-Along Transfer is proposed, but in any event at least 20 days prior to the Transfer Date (as defined below), the Sponsor shall give written notice thereof to the Purchaser identifying the proposed purchaser and stating the number of shares of

Common Stock proposed to be sold, the proposed offering price, the proposed date of such Tag-Along Transfer (the “Transfer Date”) and any written material terms or conditions of the proposed Tag-Along Transfer. If the Purchaser desires to participate in the Tag-Along Transfer, the Purchaser shall give written notice (the “Tag-Along Notice”) to the Sponsor not less than 10 days prior to the Transfer Date setting forth the number of Shares that the Purchaser desires to include in the Tag-Along Transfer. Failure to give the Tag-Along Notice at least 10 days prior to the Transfer Date shall constitute an irrevocable election by the Purchaser not to participate in the Tag-Along Transfer. The total number of shares of Common Stock which the Sponsor is to include in the Tag-Along Transfer (the “Allotment”) shall be apportioned among the Sponsor, the Purchaser if he gives the Tag-Along Notice at least 10 days prior to the Transfer Date, Other Purchasers giving Tag-Along Notices during such 10-day period pursuant to Other Purchasers’ Agreements and any other persons entitled to give (and giving on a timely basis) Tag-Along Notices pursuant to agreements substantially similar to this Agreement (collectively, the “Participants”) in accordance with the number of issued and outstanding shares of Common Stock each Participant holds at such time (without regard to any shares of Common Stock issuable upon exercise of options, warrants, or other rights of any kind); provided that in no event will the Sponsor’s portion of the Allotment be less than the number of shares of Common Stock constituting the Allotment less the number of issued and outstanding shares which the Participants (other than the Sponsor) have included in their Tag-Along Notices (without regard to any shares issuable upon exercise of options, warrants, or other rights of any kind).

7.2           No Rights Following Termination of Employment. Notwithstanding any other provision of this Agreement, the Purchaser shall have no rights under Section 7.1 following the termination of the Purchaser’s employment with the Company or any of its direct or indirect subsidiaries for any reason including (without limitation) death, Disability or Retirement.

7.3           No Sponsor Liability. Neither the Sponsor nor any of its affiliates shall have any personal liability to the Purchaser or any of the Purchaser’s Permitted Transferees or the Company or any of its subsidiaries under any provision of this Agreement, including (without limitation) Section 7.1.

7.4           Termination of Tag-Along Rights. In addition to the provisions of Section 7.2, the provisions of Section 7.1 shall not be applicable if (x) the Common Stock becomes publicly traded and there exists a Minimum Public Float, (y) the Purchaser ceases to own Shares or (z) the sale by the Sponsor involves less than all or substantially all of the Common Stock owned by the Sponsor and its affiliates at the time of sale.

8.             Miscellaneous.

8.1           State Securities Laws. The Company hereby agrees to use commercially reasonable efforts to comply with all state securities or “blue sky” laws which might be applicable to the sale of the Shares by the Company to the Purchaser pursuant to this Agreement.

8.2           Binding Effect. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that the Purchaser and the Purchaser’s Permitted Transferees shall not assign any rights hereunder except as specifically permitted by the terms of this Agreement. The Company may assign its rights under the put contained in Section 5.1 or the call contained in Section 5.2 to any of its subsidiaries or affiliates, or to the principal beneficial owners of the Company or any of their Permitted Transferees or affiliates, provided that no such assignment shall release the Company from its obligations thereunder. Neither this Agreement nor any issuance of Shares pursuant hereto shall create, or be construed or deemed to create, any right to employment or continued employment in favor of the Purchaser or any other person by the Company or any subsidiary or affiliate of the Company.

8.3           Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

8.4           Recapitalizations, Exchanges, Etc. Affecting Common Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of all or substantially all of the assets of the Company or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation, conversion or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

8.5           Amendment. This Agreement may be amended only by a written instrument duly signed by the Company and the Purchaser (except that any amendment affecting Section 7 hereof shall also require the signature of the Sponsor).

8.6           Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid and when received if delivered otherwise, to the party to whom it is directed:

(a)           If to the Company, to it at the following address:

3 East 54th Street
New York, New York 10022
Attention: General Counsel
Fax No.:    (212) 521-1640

(b)           If to the Purchaser or any of the Purchaser’s Permitted Transferees, to the Purchaser at the address set forth on Schedule 1 hereto;

(c)           If to the Sponsor, to it at the following address:

Thomas H. Lee Equity Fund IV, L.P.
c/o Thomas H. Lee Company
75 State Street, Suite 2600
Boston, MA 02109
Attention: General Counsel
Fax No.:    (617) 227-3514

or at such other address as the parties hereto shall have specified by notice in writing to the other parties (provided, that such notice of change of address shall be deemed to have been duly given only when actually received).

8.7           Applicable Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under Delaware’s principles of conflicts of law.

8.8           Consent to Service of Process. The Purchaser hereby irrevocably submits to the jurisdiction of any New York state court sitting in the City of New York or any federal court sitting in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for the Purchaser and in respect of the Purchaser’s property, generally and unconditionally, jurisdiction of the aforesaid courts. The Purchaser irrevocably waives, to the fullest extent the Purchaser may effectively do so under applicable law, trial by jury and any objection that the Purchaser may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Company to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against Purchaser in any other jurisdiction.

8.9           Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, conditions, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

8.10         Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

8.11         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

8.12         Rights to Negotiate. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing Shares from the Purchaser or the Purchaser’s Permitted Transferees at any time upon such terms and conditions and at such price as may be mutually agreed upon between the Company and the Purchaser or the Purchaser’s Permitted Transferees, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or the Purchaser or his Permitted Transferees the right to sell, Shares pursuant to the terms of this Agreement.

8.13         Rights Cumulative: Waiver. The rights and remedies of parties hereto shall be cumulative and not exclusive of any rights or remedies which any party would otherwise have hereunder or at law or in equity or by statute, and (subject to the provisions of this Agreement regarding specific time periods within which a right must be exercised or a notice must be given) no failure or delay by any party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s other rights or privileges hereunder.

8.14         Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement. The parties hereto consent to personal jurisdiction in any such action brought in any such court and to service of process upon it or him in the manner set forth in Section 8.6 hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth herein.

THE PURCHASER

/s/ Donald E. Roland
Name:
Address:

Telephone No.
Social Security No.
Accepted and Agreed to		November 24, 1999
as of November , 1999

THE COMPANY:

Big Flower Holdings, Inc.

By:	/s/ [ILLEGIBLE]
Name:
Title:

For Purposes of Section 7 only
Accepted and Agreed to as of
November , 1999

THE SPONSOR:
Thomas H. Lee Equity Fund IV, L.P.

By:	/s/ [ILLEGIBLE]
Name:
Title:

[Signature page to Retained Share Agreement (ISO)]

SCHEDULE I

	ISOs	ISO	Shares
Name and address	BFH	Option	to be Retained
of Purchaser	Options Exercised	Exercise Price	in the Merger
Donald E. Roland	52,003 Options with a strike price of $2.33/share	$2.33 per share times 52.003 options = $126,167.00	52,003 Shares at $31.50 each = $1,638,094.50